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                                                                EXHIBIT 16(b)

                          SULCUS COMPUTER CORPORATION

                                 SCHEDULE VIII
                       VALUATION AND QUALIFYING ACCOUNTS


                                               Balance                     Charged to       Amount        Balance
                                              beginning      Acquired       cost and       charged        at end
                                              of period     Valuations      expenses         off         of period
                                              ---------     ----------      --------         ---         ---------
For the three months ended March 31:
- ------------------------------------

1996
Allowance for doubtful accounts              $2,581,020            $0      $153,571       $116,578       $2,618,013

1995
Allowance for doubtful accounts              $2,597,088            $0      $105,101       $159,271       $2,542,918


For the twelve months ended December 31:
- ----------------------------------------

1995
Allowance for doubtful accounts              $2,597,088            $0      $573,130       $589,198       $2,581,020

1994
Allowance for doubtful accounts              $1,494,042            $0    $1,343,489       $240,443       $2,597,088

1993
Allowance for doubtful accounts              $1,046,107      $163,486    $1,253,002       $968,553       $1,494,042